EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2021 and 2020, September 30, 2021 and
and the Years Ended December 31, 2021 and 2020

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2021
Composite Materials	$161.0	$73.1	$53.1	$287.2
Engineered Products	38.7	32.8	1.6	73.1
Total	$199.7	$105.9	$54.7	$360.3
	56%	29%	15%	100%
Third Quarter 2021
Composite Materials	125.6	73.5	55.0	$254.1
Engineered Products	41.6	36.9	1.2	79.7
Total	167.2	110.4	56.2	$333.8
	50%	33%	17%	100%

Fourth Quarter 2020
Composite Materials	93.8	83.4	48.3	$225.5
Engineered Products	32.9	36.3	1.1	70.3
Total	126.7	119.7	49.4	$295.8
	43%	40%	17%	100%

Year to date December 31, 2021
Composite Materials	$515.5	$287.4	$216.5	$1,019.4
Engineered Products	152.7	147.5	5.1	305.3
Total	$668.2	$434.9	$221.6	$1,324.7
	50%	33%	17%	100%

Year to date December 31, 2020
Composite Materials	661.4	297.9	226.6	$1,185.9
Engineered Products	160.9	150.6	5.0	316.5
Total	822.3	448.5	231.6	$1,502.4
	55%	30%	15%	100%